                                                                    Exhibit 10.1

Bank of America

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated August 18, 2000, by and between Bank of America, N.A., a national banking association ("Bank") and the Borrower described below.

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A.       BORROWER:               DALEEN TECHNOLOGIES, INC., a
                                                   Delaware corporation

                  B.       BORROWER'S ADDRESS:     1750 Clint Moore Road
                                                   Boca Raton, Florida  33487

                  C. CURRENT ASSETS. Current Assets means the aggregate amount of all of Borrower's assets that would, in accordance with GAAP, properly be defined as current assets.

                  D. CURRENT LIABILITIES. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made. Current liabilities do not include deferred revenues or billings in excess of costs as reflected on Borrower's Consolidated Financial Statements.

                  E. LOAN. Any loan described in Section 2 hereof and any subsequent loan that is subject to this Loan Agreement.

                  G. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                  H. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, less Intangible Assets.

                  I. TOTAL ASSETS. Shall be those total assets as listed on the Borrower's Consolidated balance sheet.

                  J. TOTAL LIABILITIES. Shall be Total Liabilities as listed on the Borrower's Consolidated balance sheet, less deferred revenues and billings in excess of costs.

                  K. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2. LOANS.

                  A. LOAN. Bank has made one or more loans to Borrower in the aggregate principal face amount of $10,000,000.00. The obligation to repay the loans is evidenced by a promissory note dated on or about the date hereof (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date of 2/28/02 and repayment terms and interest rate as set forth in the Note.

                  i. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit (the "Line") under


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                           which Borrower may from time to time, borrow, repay
                           and re-borrow funds.

                  ii.      CONDITIONS TO ADVANCE FUNDS UNDER THE LINE OF CREDIT:
                           Prior to the disbursement of any advances, Bank shall have received, duly executed, all Loan Documents and any other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance reasonably satisfactory to the Bank and its counsel. Further, Borrower shall be in compliance with all financial covenants as evidenced by its most recent quarterly financial statements and Bank shall have determined that there shall exist no event of default; the representations and warranties contained in the Loan documents shall be true and accurate as of the date of such advance; there shall have occurred no material adverse change in the financial condition of the Borrower; and the Bank shall have reasonably determined that the prospect of payment or performance of the Loan has not been materially impaired.

                  iii. Prior to any advances, Borrower shall submit a certificate indicating their current compliance with the financial covenants listed above.

                  iv. LETTER OF CREDIT SUBFEATURE. As a subfeature under the Line, and upon Borrower's request, Bank will from time to time, issue letters of credit for the account of Borrower or its subsidiaries (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole and reasonable discretion and Borrower and Bank agree to terms thereon; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit plus the principal balance advanced under the Line shall not at any time exceed $10,000,000.00. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the Bank shall notify Borrower thereof in writing and Borrower hereby agrees that the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft. Further, should the maturity date of any Letter of Credit extend beyond the maturity date of the Line and the maturity date on the Line is not extended for any reason whatsoever, Borrower agrees to provide collateral in the form of cash or liquid investments in a form reasonably acceptable to Bank, in an amount equal to the amount of any Letter(s) of Credit outstanding. This collateral shall remain with the Bank for a period of time not less than two weeks after the maturity date on any Letter of Credit.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Borrower is a duly organized, validly existing and in good standing under the laws of and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                  B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein; all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject in all material respects.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower



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constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                  D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority which would have a material adverse affect on the Borrower, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents. F. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                  G. FINANCIAL STATEMENTS. The consolidated financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 30, 2000. Borrower will deliver to Bank a copy of its Form 10-Q Filing with the SEC due as of August 15, 2000. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  H. PLACE OF BUSINESS. Borrower's chief executive office is located at:
                                          1750 CLINT MOORE ROAD,
                                          BOCA RATON, FLORIDA 33487

                  I. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will during the term of this Agreement, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL COVENANT(S) ON A CONSOLIDATED BASIS:

                  i.) At all times, maintain a TOTAL LIABILITIES to TANGIBLE NET WORTH ratio of not more than 0.5 to 1.00.

                  B. CASH LIQUIDITY. Maintain cash liquidity of at least $14,000,000.00. For this purpose, cash liquidity shall be defined as cash, cash equivalents or highly liquid investments consistent with Borrower's 1999 investment policy as provided to Bank. Borrower agrees that Bank or its subsidiaries will invest such funds. Further, Borrower agrees to have such funds on deposit with the Bank not later than 14 days after the closing of this Loan.

                  i.) All financial covenants as shown above shall be tested on a QUARTERLY basis.

                  ii.) At the Banks request, Borrower will be required to verify the liquidity of any covenant at the time of any draw.


                  C. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting reasonably satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may reasonalby desire, and if there were to be a discrepancy in which the Borrower is not cooperating with Bank on such matter, pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the




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foregoing purposes. Unless written notice of another location is given to Bank,
Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content consistent with SEC rules and regulations and by independent certified public accountants acceptable to Bank. Bank agrees that for purposes hereof, any of the "Big Five" public accounting firms is acceptable.

In addition, Borrower will:

                  [X] i. Furnish to Bank a compliance certificate for (and
               executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs iii and iv below, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and
               (b) computations and conclusions, in such detail as Bank may reasonably request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants listed in Sections 4 (A) and (B).

                  [X] ii. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and , respectively, from time to time, as Bank may reasonably request.

                  [X] iii. Furnish to Bank within one hundred twenty (120) days of the end of each fiscal year, unqualified audited financial statements prepared on a consolidated basis by an independent certified public account satisfactory to Bank and SEC. Bank agrees that for purposes hereof, any of the "Big Five" public accounting firms is acceptable. Such statements shall include at a minimum, a consolidated balance sheet, consolidated income statement, consolidated statement of cash flows, reconciliation of net worth and footnotes.

                  [X] iv. Furnish to Bank within forty-five (45 days) of the end of each of the first three fiscal quarters, internally prepared financial statements prepared on a consolidated basis inclusive of a balance sheet, income statement, and statement of cash flows. Bank agrees that Form 10-Q filed by Borrower with the SEC will satisfy this requirement.

                  E. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                  F. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower which would have a material adverse affect on the Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents.

                  G. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  H. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank, those incurred through Borrower receiving lease financing regarding personal property (i.e. furniture, hereinafter referred to as "Financed Assets") and/or as disclosed to Bank in writing prior to the date of this Agreement.

                  I. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  J. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance.



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

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, during the term of this Agreement, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. EXTENSIONS OF CREDIT. Make or permit any subsidiary to make, any loan or advance to any person or entity, except in the normal course of its business or pursuant to its policy set out in Borrower's October 1999 prospectus. This covenant excludes the Borrower's formation and capitalization of subsidiaries such a PartnerCommunity.com, Inc.

                  B. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, other than Financed Assets, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  C. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  i. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel.

                  ii. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any material assets, except in the normal course of its business, that will have a material adverse change on the financial condition of the Borrower other than its $3 million cash infusion of equity into its subsidiary, PartnerCommunity.com or the acquisition of or merger of the Borrower into an entity where all amounts advanced by Bank to Borrower hereunder (including all interest payments due under the Promissory Note) have been paid in full.

                  iii. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets (other than Financed Assets) securing any obligations due to Bank or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank of America Corporation.

The Bank will provide written notice to the Borrower listing any non-monetary defaults that occur, subject to a 30-day cure period. Further, there shall be a 15-day cure period for all monetary defaults. The parties agree that the cure period for non-monetary defaults commence upon such party's receipt of written notice. Written notice shall not be required in the case of monetary defaults.

         7. REMEDIES UPON DEFAULT. If an event of default shall occur, subject to any applicable cure period, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:




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               Borrower:   DALEEN TECHNOLOGIES, INC.
                           ATTN: Legal Department
                           CC: Finance/Accounting Department
                           1750 Clint Moore Road
                           Boca Raton, FL  33487
               Fax. No.:   561.999.8080

               Bank:       Bank of America, N.A.
                           625 North Flagler Drive
                           10th Floor
                           West Palm Beach, FL  33401
               Fax No.     561.838.2325

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B. If sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         10.MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank and Borrower, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.




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                  F. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

         12.ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         13. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.





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

BORROWER:                                          BANK:
---------                                          ------



DALEEN TECHNOLOGIES, INC., a                       BANK OF AMERICA, N.A., a
Delaware corporation                               national banking association




By: /s/ Stephen M. Wagman                    By: /s/ Brian Burke
    -------------------------------              -------------------------------
    STEPHEN M. WAGMAN,                            BRIAN BURKE, Vice President
    Chief Financial Officer
    and Secretary.








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